UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2005 (January 19, 2005)

PEOPLES ENERGY CORPORATION
THE PEOPLES GAS LIGHT AND COKE COMPANY
(Exact name of registrants as specified in their charters)

Illinois	1-5540	36-264766
Illinois	2-26983	36-1613900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 East Randolph Drive, 24th Floor Chicago, Illinois	60601-6207
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (312) 240-4000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 19, 2005, The Peoples Gas Light and Coke Company ("Peoples Gas") executed a Contract of Purchase (the "Contract of Purchase") with the Illinois Finance Authority (the "IFA"), and three underwriters - LaSalle Capital Markets, a division of ABN AMRO Financial Services, Inc., as Senior Manager, BNY Capital Markets, Inc. and Loop Capital Markets, LLC (each an "Underwriter" and collectively, the "Underwriters"), in connection with the issuance and sale by the IFA of its Gas Supply Refunding Revenue Bonds, Series 2005A (The Peoples Gas Light and Coke Company Project) (the "Bonds").

Under the Contract of Purchase, the IFA will issue and sell the Bonds to the Underwriters on or about June 1, 2005 (the "Settlement Date") in an aggregate principal amount of $50,000,000. The Bonds will be secured by a new series of first mortgage bonds to be issued by Peoples Gas in an equal principal amount to be known as The Peoples Gas Light and Coke Company First and Refunding Mortgage Multi-Modal Bonds, Series RR (the "First Mortgage Bonds") under Peoples Gas' Mortgage dated January 2, 1926, assumed by Peoples Gas by Indenture dated March 1, 1928, as restated by supplemental indenture dated January 1, 1951 and as amended, modified and supplemented from time to time by subsequent supplemental indentures (the "Mortgage"). The Bonds will be due June 1, 2035 and until June 1, 2016 (the "Initial Term Rate Period") will bear interest at a rate of 4.3%. During the Initial Term Rate Period, the Bonds are insured by Ambac Assurance Corporation pursuant to a Financial Guaranty Insurance Policy.

The Underwriters' obligation to purchase the Bonds is conditioned on the following, in addition to other usual and customary closing conditions:

(1)  Prior to the Settlement Date:

      the market price of the Bonds, or of general credit or revenue obligations issued by states or political subdivisions thereof, shall (in the reasonable judgment of the Senior Manager) not have been materially and adversely affected by a change in law that would cause interest received by the owners of the Bonds to be includable in gross income for purposes of federal income taxation; or

      The marketability of the Bonds or their market price shall not have been, in the reasonable judgment of the Senior Manager, materially adversely affected by (1) an outbreak or escalation of hostilities or other calamity or crisis, (2) a general suspension of or material limitation on trading on national securities exchanges or (3) an amendment or supplement to the Official Statement for the Bonds (other than for (a) changes in the ratings anticipated to be assigned to the Bonds or in the credit associated with the Bonds generally or (b) changes in the financial condition, operations, performance, properties or prospects of Peoples Gas or the Insurer); or

      No order, decree or injunction, regulation or administrative proceeding shall have been issued or commenced, nor shall any legislation have been enacted, which prohibits the issuance, offering or sale of the Bonds as contemplated by the Contract of Purchase and the Official Statement or that requires the registration of the Bonds or the First Mortgage Bonds under the Securities Act or the qualification of the IFA Indenture under the Trust Indenture Act.

(2)  The Financial Guaranty Insurance Policy to be issued by Ambac Assurance Corporation is in full force and effect as of the Settlement Date.

(3)  Delivery of legal opinions of bond counsel.

On the Settlement Date, Peoples Gas will pay the Underwriters an underwriting fee of $312,500 and will pay IFA an issuance fee of $185,000.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 25, 2005 (the "Closing Date"), in connection with the issuance and sale of the Bonds referred to in Item 1.01 of this Form 8-K, Peoples Gas entered into the following agreements which will create a direct financial obligation upon the issuance, sale and delivery of the Bonds on the Settlement Date to repay $50,000,000 on June 1, 2035, the maturity date of the Bonds: (1) a Loan Agreement dated as of January 1, 2005 between Peoples Gas and the IFA (the "Loan Agreement"); (2) a Supplemental Indenture dated as of January 1, 2005 with U. S. Bank, National Association (the "Trustee"), as successor trustee under the Mortgage (the "Supplemental Indenture"), pursuant to which Peoples Gas will issue its First and Refunding Mortgage Bonds, Series RR (the "First Mortgage Bonds"); and (3) an Insurance Agreement dated as of January 1, 2005, between Peoples Gas and Ambac Assurance Corporation ("Ambac") with respect to the Bonds (the "Insurance Agreement").

The proceeds from the sale of the Bonds will be applied by Peoples Gas, together with additional cash on hand, to redeem on or about June 1, 2005 $50,000,000 aggregate principal amount of Gas Supply Refunding Revenue Bonds, 1995 Series A (The Peoples Gas Light and Coke Company Project) issued by the City of Chicago, Illinois (the "1995 Bonds") and Peoples Gas' First and Refunding Mortgage 6.10% Bonds, Series FF, which were issued by Peoples Gas in connection therewith. The 1995 Bonds are redeemable on or after June 1, 2005 at a redemption price of 102% of principal amount plus accrued interest to the date of redemption.

During the Initial Term Rate Period, the Bonds and the First Mortgage Bonds will bear interest at an annual rate of 4.3%, payable on December 1, 2005 and each June 1 and December 1 thereafter. The Bonds and the First Mortgage Bonds may not be redeemed at the option of the Company prior to June 1, 2016. After the Initial Term Rate Period, the Bonds and the First Mortgage Bonds may bear interest, at the option of Peoples Gas from time to time, at a new term rate, a daily rate, a weekly rate, a quarterly rate, a semiannual rate, a flexible rate, or an auction rate.

Loan Agreement

Under the Loan Agreement, the IFA will loan Peoples Gas the net proceeds from the sale of the Bonds to the Underwriters under the Contract of Purchase and the Company agrees to make payments to the Revenue Bond Trustee (as defined below) sufficient to pay the principal, interest and premium, if any, on the Bonds as and when the same become due. As security for Peoples Gas' obligation to repay principal and interest on the Bonds, Peoples Gas will issue on the Settlement Date its First Mortgage Bonds under the Supplemental Indenture in an aggregate principal amount of $50,000,000 to The Bank of New York Trust Company, N.A., as trustee under the Indenture dated as of January 1, 2005 given by IFA with respect to the Bonds.

The Loan Agreement provides that the occurrence of any of the following will constitute an event of default by Peoples Gas: (a) Failure to pay when due amounts sufficient to pay interest on the First Mortgage Bonds and the continuation of such failure after the expiration of any grace period applicable to the First Mortgage Bonds under the Mortgage; (b) Failure by Peoples Gas to pay when due amounts sufficient to pay principal of the First Mortgage Bonds; (c) any material breach by Peoples Gas of any representation or warranty made in the Agreement or failure by Peoples Gas to observe or perform any covenant, condition or agreement on its part to be observed or performed (subject to certain express exceptions); (d) certain events of bankruptcy, insolvency or reorganization; (e) failure by Peoples Gas to pay when due amounts sufficient to pay premium, if any, due on the Bonds; (f) Failure to pay or cause to be paid when due amounts sufficient to pay the purchase price of any Bond payable due to tender by the owner of such Bond as permitted under the Revenue Bond Indenture; (g) the occurrence of an "event of default" as defined in the Mortgage.

Supplemental Indenture

The Supplemental Indenture supplements Peoples Gas' existing Mortgage to provide for the issuance of the First Mortgage Bonds. The Mortgage constitutes a lien on substantially all of the property of Peoples Gas and the First Mortgage Bonds will rank equally and ratably with all other first mortgage bonds outstanding under the Mortgage.

The following constitute events of default under the Mortgage: (a) failure to pay interest upon any first mortgage bonds and continuance of such default for 60 days; (b) failure to pay the principal of any first mortgage bonds when due; (c) failure to observe or perform any covenant or condition required to be kept or performed by the Company under the Mortgage for a period of 60 days after written notice thereof has been given to the Company by the Trustee, which may, and must at the request of holders of not less than a majority in amount of outstanding first mortgage bonds, give such notice to the Company; and (d) certain events of bankruptcy, insolvency or reorganization.

Insurance Agreement

Under the Insurance Agreement, Ambac agrees to issue its Financial Guaranty Insurance Policy in the form attached to the Insurance Agreement (the "Policy") on the Settlement Date. The policy guarantees payment of principal and interest to the bondholders during the Initial Term Rate Period.

Peoples Gas has agreed that in the event of a reorganization of Peoples Gas and its affiliates, or any transfer of a substantial portion of the assets of Peoples Gas, as a result of which Peoples Gas ceases to be a regulated utility company, then unless otherwise consented to by Ambac, the obligations of Peoples Gas under and in respect of the Bonds, the Indenture, the Loan Agreement and the Insurance Agreement shall be assumed by, and shall become direct and primary obligations of, a regulated utility company.

The following events constitute events of default under the Insurance Agreement: (a) Peoples Gas fails to pay to Ambac any amount described above and such failure continues for more than ten days after written notice thereof; (b) Any material representation or warranty made by Peoples Gas in the Insurance Agreement or any statement in the application for the Policy or any report, certificate, financial statement or other instrument provided in connection with the Policy or the Insurance Agreement shall have been materially false at the time when made, subject to certain cure periods; (c) Except as otherwise expressly provided as an event of default, Peoples Gas shall fail to perform any of its other obligations under the Insurance Agreement, provided that such failure continues for more than 60 days after receipt of written notice of such failure; or (d) certain events of bankruptcy, insolvency or reorganization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES ENERGY CORPORATION THE PEOPLES GAS LIGHT AND COKE COMPANY
(Registrants)

Date: January 25, 2005	By: /s/ THOMAS A. NARDI
Thomas A. Nardi
Senior Vice President and Chief Financial Officer